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Exhibit 10.18

THIRD
AMENDMENT
TO
REVOLVING CREDIT PROMISSORY NOTE

        1.    Reference is made to that Revolving Credit Promissory Note dated April 5, 1993 in the principal amount of Eleven Million Dollars made and delivered by Perma-Bilt, a Nevada Corporation, a Nevada corporation, to Zenith National Insurance Corp., a Delaware corporation, which was amended by Amendment dated November 10, 1995 to increase the principal amount to Twenty Million Dollars and by Second Amendment dated June 26, 1996 to increase the principal amount to Forty Million Dollars (as amended, the "Note").

        2.    The Note is hereby amended as follows:

          a.    Delete the words "Forty Million Dollars" wherever they appear in the Note as the principal amount and substitute "Forty Five Million Dollars" in their place and delete the symbol and number "$40,000,000" wherever they appear in the Note as the principal amount and substitute "$45,000,000" in their place.

          b.    Delete the date, "December 31, 1996," as the "Maturity Date" and substitute in its place, "December 31, 1998."

        3.    Except for the specific modification of the principal amount and of the Maturity Date, the undersigned expressly reaffirm the terms and conditions of the Note.

Dated as of: June 24, 1998	Perma-Bilt, a Nevada Corporation, a Nevada corporation

	By:	/s/ DANIEL SCHWARTZ Daniel Schwartz President
Agreed:

Zenith National Insurance Corp.

By:	/s/ STANLEY R. ZAX Stanley R. Zax Chairman and President

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THIRD AMENDMENT TO REVOLVING CREDIT PROMISSORY NOTE